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                                                                  EXHIBIT (a)(3)

                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

         FORM OF AMENDMENT NO. 2 TO AGREEMENT AND DECLARATION OF TRUST


         AMENDMENT NO. 2 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the "Trust"), dated February 16, 2000 (the "Agreement"), made at Boston, Massachusetts this 13th day of May 2004.

         WHEREAS, the Trustees desire to change the name of the series called the "State Street Money Market Fund" to the "State Street Institutional Liquid Reserves Fund,"

         WHEREAS, the Trustees desire to change the name of the classes of shares of the State Street Equity 500 Index Fund from "Class A" and "Class B" to "Administrative Shares" and "Services Shares", respectively; and

         WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, change the designation of any Series or classes of Shares;

         NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

         The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefor:

               Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:



                           Name of Series                                               Effective Date:
                           --------------                                               ---------------
                           State Street Equity 500 Index Fund                           February 28, 2000
                                    Administrative Shares                               February 12, 2004
                                    Service Shares                                      February 12, 2004
                           State Street Equity 400 Index Fund                           February 28, 2000
                           State Street Equity 2000 Index Fund                          February 28, 2000
                           State Street MSCI EAFE Index Fund                            February 28, 2000
                           State Street Aggregate Bond Index Fund                       February 28, 2000
                           State Street Institutional Liquid Reserves Fund              May 13, 2004
                           State Street U.S. Government Money Market Fund               February 14, 2002


         IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 13th day of May 2004.

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William L. Boyan                              Rina K. Spence


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Michael F. Holland                            Douglas T. Williams